Exhibit 21.1

JETBLUE AIRWAYS CORPORATION
LIST OF SUBSIDIARIES
As of December 31, 2004

LiveTV, LLC (Delaware limited liability company)

LiveTV International, Inc. (Delaware corporation)

BlueBermuda Insurance, LTD. (Bermuda corporation)